Exhibit 3.3

MINNESOTA SECRETARY OF STATE NOTICE OF CHANGE OF REGISTERED OFFICE/ REGISTERED AGENT Read the instructions before completing this form. 1. Entity Name: Patriot Holding Corp. 2 Registered Office Address: List a complete street address or rural route and rural route box number. (A post office box by itself is not acceptable) 1715 Yankee Doodle Road Eagan MN 55121 Street City State Zip Code 3 Registered Agent (Registered agents are required for foreign entities, but optional for Minnesota entities): NONE If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE ENTITY NAME. In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 308B, 317A.123 or 322B.135, I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above . I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath. Signature of Authorized Person Name & Telephone Number of a Contact Person: Mark J. Emmen (651) 905-2810 Name please print legibly Telephone STATE OF MINNESOTA DEPARTMENT OF STATE FILED MAY 07 2009 Secretary of State Filling Fee payable to the MN Secretary of state Profit Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00. Minnesota Nonprofit Corporations: No $35.00 fee is due, unless you are adding, removing or changing the agent. Non-Minnesota Corporations: $50.00.